Exhibit 99.1

Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2009

Melville, New York – March 9, 2009 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2009.

Net sales for the second quarter of fiscal 2009 were $143.9 million compared to $152.0 million for the second quarter of fiscal 2008, reflecting incremental sales in all three of our business segments associated with the Radyne acquisition and core organic growth in our telecommunications transmission and RF microwave amplifiers segments, all of which was offset by an expected significant decrease in net sales in our mobile data communications segment.

GAAP net income was $12.8 million, or $0.46 per diluted share, for the three months ended January 31, 2009 compared to $25.5 million, or $0.91 per diluted share, for the three months ended January 31, 2008. Non-GAAP net income for the three months ended January 31, 2009, which excludes the amortization of stock-based compensation expense, was $14.3 million, or $0.51 per diluted share, as compared to Non-GAAP net income of $27.1 million, or $0.96 per diluted share, for the three months ended January 31, 2008.

Net sales for the six months ended January 31, 2009 were $335.8 million compared to $267.1 million for the six months ended January 31, 2008. GAAP net income was $35.2 million, or $1.26 per diluted share, for the six months ended January 31, 2009 compared to $40.2 million, or $1.45 per diluted share, for the six months ended January 31, 2008. GAAP net income for the six months ended January 31, 2009 has been reduced by a one-time charge of $6.2 million ($0.22 per diluted share) for the amortization of acquired in-process research and development associated with the Radyne acquisition. Non-GAAP net income for the six months ended January 31, 2009, which excludes the amortization of stock-based compensation expense and amortization of acquired in-process research and development, was $44.5 million, or $1.58 per diluted share, as compared to Non-GAAP net income of $43.6 million, or $1.56 per diluted share, for the six months ended January 31, 2008.

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In commenting on the Company's performance during the second quarter of fiscal 2009, Fred Kornberg, President and Chief Executive Officer, stated, “Despite difficult market conditions, our second quarter results were in-line with our expectations. We continue to benefit from our strong leadership positions in the markets we serve, the differentiated and compelling value of our products, and the benefits we are generating from the Radyne acquisition.”

Mr. Kornberg added, “Although business conditions are much more challenging than they were just a few months ago, we believe our overall business momentum will continue and drive growth into fiscal 2010.”

Selected Fiscal 2009 Second Quarter Financial Metrics and Other Items

•
Bookings for the three and six months ended January 31, 2009 were a record $386.9 million and $545.5 million, respectively, compared to $122.3 million and $357.3 million for the three and six months ended January 31, 2008, respectively. Backlog as of January 31, 2009 was $462.1 million compared to $201.1 million as of July 31, 2008 and $219.2 million as of January 31, 2008.

•
Earnings before interest, taxes, depreciation and amortization, including amortization of acquired in-process research and development (“EBITDA”), were $27.1 million and $77.1 million for the three and six months ended January 31, 2009, respectively, versus $40.7 million and $64.6 million for the three and six months ended January 31, 2008, respectively.

•
Net cash provided by operating activities was $24.4 million for the six months ended January 31, 2009 compared to net cash used in operating activities of $1.0 million for the six months ended January 31, 2008. The net increase in cash provided by operating activities was primarily driven by a significant decrease in net working capital requirements during the six months ended January 31, 2009 as compared to the six months ended January 31, 2008.

•
Interest income and other was $0.6 million and $1.9 million for the three and six months ended January 31, 2009, respectively, as compared to $4.1 million and $8.5 million for the three and six months ended January 31, 2008, respectively. The decrease in interest income was primarily due to the significant reduction in our cash and cash equivalents primarily driven by payments relating to the August 1, 2008 acquisition of Radyne and the significant period-over-period decline in interest rates.

•
As of February 12, 2009, all of our outstanding $105.0 million 2.0% Convertible Senior Notes were fully converted by noteholders into an aggregate of 3,333,327 shares of our common stock, plus cash in lieu of fractional shares. As such, we currently have no long-term debt.

•
Our effective tax rate for the three months ended January 31, 2009 and 2008 reflects discrete tax benefits of $0.3 million and $0.2 million, respectively. Excluding discrete items in both periods, our estimated effective tax rate for the three months ended January 31, 2009 was 34.5% as compared to 34.75% for the three months ended January 31, 2008.  This decrease is primarily attributable to the retroactive extension of the Federal research and experimentation credit from December 31, 2007 through December 31, 2009. Our effective tax rate for fiscal 2009, excluding the amortization of acquired in-process research and development and the discrete tax benefits recorded, is expected to approximate 34.5%.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Tuesday, March 10, 2009. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0874. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, risks associated with the Department of Defense subpoenas, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2009	2008	2009	2008

Net sales	$143,886,000	152,030,000	335,801,000	267,085,000
Cost of sales	84,409,000	85,705,000	189,345,000	150,282,000
Gross profit	59,477,000	66,325,000	146,456,000	116,803,000

Expenses:
Selling, general and administrative	25,969,000	21,304,000	54,947,000	41,703,000
Research and development	12,522,000	9,140,000	26,647,000	20,181,000
Amortization of acquired in-process research and development	-	-	6,200,000	-
Amortization of intangibles	1,796,000	434,000	3,589,000	813,000
	40,287,000	30,878,000	91,383,000	62,697,000

Operating income	19,190,000	35,447,000	55,073,000	54,106,000

Other expenses (income):
Interest expense	711,000	670,000	1,377,000	1,347,000
Interest income and other	(626,000)	(4,095,000)	(1,903,000)	(8,542,000)

Income before provision for income taxes	19,105,000	38,872,000	55,599,000	61,301,000
Provision for income taxes	6,265,000	13,403,000	20,388,000	21,138,000

Net income	$12,840,000	25,469,000	35,211,000	40,163,000

Net income per share:
Basic	$0.52	1.06	1.43	1.67
Diluted	$0.46	0.91	1.26	1.45

Weighted average number of common shares outstanding – basic	24,759,000	24,099,000	24,673,000	24,012,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,633,000	28,303,000	28,585,000	28,256,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2009	July 31, 2008
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$232,207,000	410,067,000
Accounts receivable, net	95,672,000	70,040,000
Inventories, net	111,622,000	85,966,000
Prepaid expenses and other current assets	12,041,000	5,891,000
Deferred tax asset	17,297,000	10,026,000
Total current assets	468,839,000	581,990,000

Property, plant and equipment, net	39,433,000	34,269,000
Goodwill	147,677,000	24,363,000
Intangibles with finite lives, net	59,275,000	7,505,000
Deferred financing costs, net	1,080,000	1,357,000
Other assets, net	708,000	3,636,000
Total assets	$717,012,000	653,120,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,588,000	31,423,000
Accrued expenses and other current liabilities	48,238,000	49,671,000
Customer advances and deposits	17,514,000	15,287,000
Current installments of other obligations	37,000	108,000
Interest payable	1,050,000	1,050,000
Total current liabilities	89,427,000	97,539,000

Convertible senior notes	104,616,000	105,000,000
Other liabilities	2,480,000	-
Income taxes payable	3,714,000	1,909,000
Deferred tax liability	22,464,000	5,870,000
Total liabilities	222,701,000	210,318,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 25,017,923 shares and 24,600,166 shares at January 31, 2009 and July 31, 2008, respectively	2,502,000	2,460,000
Additional paid-in capital	202,502,000	186,246,000
Retained earnings	289,492,000	254,281,000
	494,496,000	442,987,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	494,311,000	442,802,000
Total liabilities and stockholders’ equity	$717,012,000	653,120,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2009	2008	2009	2008
Reconciliation of Non-GAAP Net Income to GAAP Net Income(1):
Non-GAAP net income	$14,294,000	27,133,000	44,501,000	43,605,000
Amortization of acquired in-process research and development	-	-	(6,200,000)	-
Amortization of stock-based compensation	(2,292,000)	(2,552,000)	(4,710,000)	(5,271,000)
Tax effect of stock-based compensation expense	838,000	888,000	1,620,000	1,829,000
GAAP net income	$12,840,000	25,469,000	35,211,000	40,163,000

Reconciliation of Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.51	0.96	1.58	1.56
Amortization of acquired in-process research and development	-	-	(0.22)	-
Amortization of stock-based compensation	(0.08)	(0.08)	(0.16)	(0.16)
Tax effect of stock-based compensation expense	0.03	0.03	0.06	0.05
GAAP diluted earnings per share	$0.46	0.91	1.26	1.45

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$12,840,000	25,469,000	35,211,000	40,163,000
Income taxes	6,265,000	13,403,000	20,388,000	21,138,000
Net interest expense (income) and other	85,000	(3,425,000)	(526,000)	(7,195,000)
Amortization of acquired in-process research and development	-	-	6,200,000	-
Amortization of stock-based compensation	2,292,000	2,552,000	4,710,000	5,271,000
Depreciation and other amortization	5,608,000	2,693,000	11,074,000	5,184,000
EBITDA	$27,090,000	40,692,000	77,057,000	64,561,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results.  The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of acquired in-process research and development and stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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